UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 1, 2004

JCM PARTNERS, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32653 (Commission File Number)	94-3364323 (IRS Employer Identification No.)

2151 Salvio Street, Suite 325, Concord, CA (Address of Principal Executive Offices)	94520 (Zip Code)

(925) 676-1966
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02 Unregistered Sales of Equity Securities

     As we have previously disclosed, under the terms of our Class 1 Units, holders of our Class 1 Units are able to convert their Class 1 Units into either Class 2 Units or Class 3 Units. In addition, under the terms of our Class 2 Units, holders of our Class 2 Units are able to convert their Class 2 Units into Class 3 Units. All conversions are on a one-for-one basis. Conversions of Units become effective the first of the month after we receive a properly completed Conversion Form requesting such conversion and any other required documentation.

     On October 1, 2004, pursuant to Unit Conversion Forms received during the previous month, 1,480,166 of our outstanding Class 1 Units were converted into Class 2 Units, 1,618,488 of our outstanding Class 1 Units were converted into Class 3 Units, and 0 of our outstanding Class 2 Units were converted into Class 3 Units.

     We did not receive any consideration in connection with the conversions, other than the return of the Units so converted. Effective upon their conversions, converted Units assume the status of authorized but unissued Units.

     The conversions were made pursuant to the terms of the Units in reliance on Section 3(a)(9) of the Securities Act, which provides an exemption from the registration requirements of the Securities Act for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. We processed the conversions internally and did not pay anyone to solicit the conversions.

     As of October 1, 2004, we had the following number of Units owned by persons other than our wholly-owned subsidiary, JCM Properties, LLC:

Class 1 Units	23,278,716
Class 2 Units	13,951,495
Class 3 Units	30,932,604
Total Units	68,162,815

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM PARTNERS, LLC
Date: October 7, 2004
/s/ Gayle M. Ing
Gayle M. Ing President and Chief Executive Officer

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